Exhibit 99.1

Western Capital Resources Announces Acquisition and Merger of AlphaGraphics

OMAHA, Neb., Oct 1, 2014 /PRNewswire/ -- Western Capital Resources, Inc. (OTCQX: WCRS) announced today the acquisition of AlphaGraphics closed at the end of business yesterday. According to the terms of the Merger Agreement (announced earlier last month), Western Capital Resources issued 2,986,823 shares of common stock, or 49.8% of total outstanding shares, for a 99.2% ownership of AlphaGraphics. Total shares outstanding post-merger for Western Capital Resources is 5,997,588.

Also, per the terms of the agreement, two Western Capital Resources board members are stepping down from their board positions to be replaced by two new board members selected by AlphaGraphics. Effective October 1st, Angel Donchev and Thomas Ripley have stepped down from the board. Gay Burke will continue in her current role as Executive Chair and Interim President of AlphaGraphics, and will assume one of the vacated board seats. Lawrence S. Berger, Managing Director - Investments of Blackstreet Capital Management, will also be added to the board of Western Capital Resources.

"We believe the addition of AlphaGraphics to Western Capital's portfolio is an important first step in our long-term strategy to diversify and grow revenue and earnings for shareholders. AlphaGraphics, with its strong management team and franchisee base, is a proven leader in the delivery of design, print, and marketing solutions for business of all sizes," said Western Capital's CEO, John Quandahl.

About Western Capital Resources, Inc.

Western Capital Resources, through its existing subsidiaries, provides retail financial services and retail cellular solutions with 111 locations across nineteen states. It offers non-recourse cash advances, installment loans, pawn loans, check cashing, and other money services. In addition, Western Capital Resources operates as a Cricket Premier authorized dealer reselling cellular phones and accessories.

About AlphaGraphics, Inc.

AlphaGraphics is a franchisor in a global network of over 260 independently owned and operated business centers, united by the single purpose of driving results for its clients through innovative and effective marketing and printing services.

Forward-Looking Statements

This press release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect managements' present expectations and estimates regarding the expected benefits of the merger, management plans relating to the merger, operating efficiencies, if any, potential new markets, cost savings and the ability of the combined company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that managements' expectation and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, actual results from the potential transaction are subject to future risks and uncertainties, any of which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the adequacy of funds for future operations; estimates of future expenses, revenue and profitability; the pace at which the combined company is able to realize presently perceived operating synergies and efficiencies; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; industry trends and the competitive environment; the impact of losing one or more senior executives or failing to attract additional key personnel; the parties' ability to meet expectations regarding the timing and completion of the merger; and operating costs and business disruption may be greater than expected following the merger. For additional risks relating to the business of Western Capital Resources, please refer to the risk factor discussion in Western Capital Resources' most recent Annual Report on Form 10-K filed with the SEC on March 26, 2014.